UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2010

iBio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53125	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

9 Innovation Way, Suite 100
Newark, Delaware 19711
(Address of principal executive offices, including zip Code)

(302) 355-0650
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities.

On October 27, 2010, iBio, Inc. (the “Company”) completed a private offering (the “Offering”) of its securities pursuant to a Securities Purchase Agreement with certain investors. The investors purchased an aggregate of 3,032,500 shares of common stock of the Company at a purchase price of $2.00 per share. Each investor was issued a five-year warrant to purchase the same number shares of common stock of the Company purchased by such investor at a cash exercise price of $2.20 per share. The Company received approximately $5,630,000 in net proceeds from the Offering.

The Company has agreed pursuant to the terms of a Registration Rights Agreement with the investors to (i) file a shelf registration statement with respect to the resale of shares of the common stock sold to the investors and shares of common stock underlying the warrants issued to the investors with the Securities and Exchange Commission (the “Commission”) within 30 days after the final closing date of the Offering; (ii) have the shelf registration statement declared effective by the Commission within 90 days (subject to adjustment) of such final closing date; and (iii) use its reasonable best efforts to keep the shelf registration statement effective until the earlier of the time when all shares registered thereunder have been sold or the shares covered by the shelf registration statement may be sold without volume restrictions pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the Offering, on October 27, 2010, the Company entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with Noble Financial Capital Markets (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the Company’s exclusive placement agent for the Offering and sell a minimum of $6,000,000 and a maximum of $8,000,000 of securities. The Placement Agent agreed to use its best efforts to arrange for the sale of all of the securities being offered in the Offering. With the closing of the minimum Offering, the Offering is continuing until November 26, 2010.

The Placement Agent was paid a cash fee equal to seven percent of the aggregate gross proceeds from the Offering and was issued a five-year warrant to purchase 196,551 shares of the Company’s common stock at an exercise price of $2.16, the closing price of the Company’s common stock on the OTC Bulletin Board on October 27, 2010.

Copies of the definitive agreements relating to the issuance and sale of the common stock and warrants will be filed with the Company’s next Quarterly Report on Form 10-Q. The foregoing summary descriptions of the definitive agreements are qualified in their entirety by reference to the full texts of each of such exhibits.

The common stock and warrants have not been registered under the Securities Act and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. These shares may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

On October 27, 2010, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of iBio, Inc., issued October 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO, INC.

Date: October 29, 2010	By:	/s/ Frederick Larcombe

Frederick Larcombe
Chief Financial Officer